UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2013

YAPPN CORP.
 (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-55082 (Commission File Number)	27-3848069 (IRS Employer Identification No.)

1001 Avenue of the Americas, 11th Floor New York, NY (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (888) 859-4441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

On November 15, 2013 (the “Effective Date”) Yappn Corp. (the "Company") executed and issued a Convertible Promissory Note to JMJ Financial (“JMJ”) in the principal amount of $500,000, with a $50,000 original issue discount that shall be ratably applied towards payments made by JMJ (the “JMJ Note”).  On the Effective Date, JMJ provided an initial payment on the JMJ Note of $65,000 to the Company.  The JMJ Note is due two years from the effective date (the “Maturity Date”) of each payment by JMJ to the Company. The JMJ Note is interest free if repaid within 90 days and if not paid within 90 days, it bears a one-time interest charge of 12%, which is in addition to the original issue discount.  The Company agreed to pay a closing and due diligence fee of 8% of each payment made by JMJ toward the JMJ Note, which fee shall be applied to the principal amount of the JMJ Note.  After 90 days from the Effective Date and until the Maturity Date, the Company may not make further payments on the JMJ Note without written approval from JMJ.  The principal and any accrued interest are convertible into the Company’s common stock at the lower of $0.075 per share or 60% of the lowest trade price in the 25 days prior to conversion.  JMJ has piggyback registration rights with respect to the shares into which the JMJ Note is convertible.

The JMJ Note was offered and sold to JMJ in a private placement transaction made in reliance upon the exemptions from registration afforded by Section 4(2) and Rule 506 under the Securities Act of 1933.

In addition, on November 15, 2013, the Company and JMJ entered into an amendment agreement to the JMJ Note, which exempts the application of the JMJ Note’s “most favored nations” clause from issuances related to: i) shares of common stock of the Company pursuant to an employee stock or option plan, ii) securities issued pursuant to acquisitions or strategic transactions, and iii) securities issued or issuable pursuant to certain service agreements that the Company entered into prior to issuing the JMJ Note.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 2.03  Creation of a Direct Financial Obligation.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated by reference from Item 1.01.

Item 9.01 Financial Statements and Exhibits.

             (c)  Exhibits

Exhibit No.	Description

4.1	Convertible Promissory Note issued in favor of JMJ Financial
10.1	Amendment Agreement to Convertible Promissory Note issued in favor of JMJ Financial

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2013	YAPPN CORP.

	By:	/s/ Craig McCannell
	Name:	Craig McCannell
	Position:	Chief Financial Officer

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